SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 29, 2010

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Reference is made to page 53 of the Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2010 of American Electric Power Company, Inc. (the “Company”), under the discussion subtitled “Enron Bankruptcy”.  The following text updates and supplements that disclosure.

In an order issued October 29, 2010, the United States Court of Appeals for the Second Circuit (the “Court of Appeals”) affirmed the United States District Court for the Southern District of New York’s decision (“District Court Decision”) as to the final judgment of $346 million ($445 million, including accrued interest through June 30, 2010).  A liability related to the outcome of this uncertainty was recorded in Deferred Credits and Other Noncurrent Liabilities on the Company’s June 30, 2010 Condensed Consolidated Balance Sheets. This decision has no impact on the Company’s earnings for 2010.

The Court of Appeals also reversed the District Court Decision as to the judgment dismissing our claims of breach of contract, fraud and negligent misrepresentation against Bank of America in the proceeding in the District Court for the Southern District of Texas. We intend to pursue these claims in the District Court in Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

October 29, 2010